SMITH BARNEY INVESTMENT TRUST


Sub-Item 77e

Registrant incorporates by reference Registrant's Supplement to the STATEMENT OF ADDITIONAL INFORMATION dated OCTOBER 26, 2005 filed on OCTOBER 26, 2005.
(Accession No. 0001193125-05-208546)